UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 20, 2026

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

Class A Common Stock

On November 7, 2025, the board of directors (the “Board”) of Hyperscale Data, Inc. (the “Company”) set the time and place of a special meeting (the “Meeting”) of the Company’s stockholders, and approved the proposals to be presented for approval at the Meeting.

The Meeting was held on March 18, 2026, at which the Company’s stockholders approved a proposal to effectuate a reverse stock split of the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”) affecting the issued and outstanding number of such shares by a ratio of between one-for-two and one-for-five (the “Class A Reverse Stock Split”). Acting by delegated authority as approved by the Board on November 7, 2025, on August 13, 2026, the Company’s Executive Chairman, Chief Executive Officer and President & General Counsel (the “Authorized Officers”) set the ratio of the Class A Reverse Stock Split at one-for-five (the “Ratio”). Further, on August 13, 2026, the Authorized Officers approved an amendment (the “Class A Amendment”) to the Company’s Certificate of Incorporation (the “Certificate”) effectuating the Reverse Stock Split and the Ratio thereof.

The Company filed the Class A Amendment on August 19, 2026. The Class A Reverse Stock Split will become effective in the State of Delaware at 11:59 PM ET on Monday, August 24, 2026.

Beginning with the opening of trading on August 25, 2026, the Common Stock will trade on the NYSE American on a split-adjusted basis under a new CUSIP number 09175M 879. As a result of the Class A Reverse Stock Split, each five shares of Common Stock issued and outstanding prior to the Reverse Stock Split were converted into one (1) share of Common Stock, with no change in authorized shares or par value per share, and the number of shares of Class A Common Stock outstanding was reduced from approximately 679,910,173 shares of Class A Common Stock to approximately 135,981,983 such shares. All options, warrants, and any other similar instruments, convertible into, or exchangeable or exercisable for, shares of Class A Common Stock will be proportionally adjusted.

Class B Common Stock

Section 2(d) of the Company’s Certificate of Incorporation states that: “Subdivision or Combinations. If the [Company] in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.” Accordingly, the Company took the steps outlined below to comply with its Certificate.

On August 14, 2026, the Board the Company approved a reverse split of the Class B common stock, $0.001 par value per share (“Class B Common Stock”) affecting the issued and outstanding number of such shares by the Ratio (the “Class B Reverse Stock Split”). Further, on August 14, 2026, the Authorized Officers approved an amendment to the Certificate (the “Class B Amendment”) effectuating the Class B Reverse Stock Split and the Ratio. On August 17, 2026, the majority holder of the Class B Common Stock approved the Class B Reverse Split.

The Company filed the Class B Amendment on August 19, 2026. The Class B Reverse Stock Split will become effective in the State of Delaware at 11:59 PM ET on Monday, August 24, 2026.

The shares of Class B Common Stock do not trade on the NYSE American or any other medium. The new CUSIP number for the Class B Common Stock is 09175M 861. As a result of the Class B Reverse Stock Split, each five shares of Class B Common Stock issued and outstanding prior to the Reverse Stock Split were converted into one (1) share of Common Stock, with no change in authorized shares or par value per share, and the number of shares of Common Stock outstanding was reduced from approximately 23,878,628 shares of Class B Common Stock to approximately 4,775,727 such shares. All options, warrants, and any other similar instruments, convertible into, or exchangeable or exercisable for, shares of Class B Common Stock will be proportionally adjusted

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits:

Exhibit No.	Description
3.1	Class A Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on August 19, 2026.

3.2	Class B Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on August 19, 2026.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: August 20, 2026	/s/ Henry Nisser
Henry Nisser
President and General Counsel